UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

(Amendment No. 4)

FORM S-1/A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Tarheel Billboard, Inc.
(Name of small business issuer in its charter)

Nevada	7312	45-5604515
(State or other Employer jurisdiction of Identification incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Number)

933 Poindexter Drive
Charlotte, NC 28209
907-953-2000 Telephone
(Address and telephone number of registrant's principal executive offices and principal place of business)

David Temple
Manager
933 Poindexter Drive
Charlotte, NC 28209
907-953-2000 Telephone
 (Name, address, and telephone number of agent for service)

Please send a copy of all correspondence to:
Jillian Ivey Sidoti, Esq
PHONE 323-799-1342
jillian@jilliansidoti.com

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.

Large accelerated filer	☐	Accelerated Filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (2)

Common Stock already issued, par value $.0001	10,597,591	$0.05	$529,880	$60.72

Total	10,597,591	$0.05	$529,880	$60.72
__________
(1)    Registration fee has been paid via Fedwire.

(2)    Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

Under the application of Rule 405 of Regulation C, we are considered to be a shell company as we:

•	Have nominal operations at this time

•	Have nominal assets

SUBJECT TO COMPLETION, DATED JANUARY 22, 2013
_____________________

PRELIMINARY PROSPECTUS

Tarheel Billboard, Inc.

10,597,591 Shares of Common Stock
Price per share: $0.05

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. The selling stockholders are selling shares of common stock covered by this prospectus for their own account.  There is no present public trading market for the Company's Common Stock and the price at which the Shares are being offered bears no relationship to conventional criteria such as book value or earnings per share.  The Company has determined the offering price based, primarily, on its projected operating results. There can be no assurance that the offering price bears any relation to the current fair market value of the Common Stock. We intend on using all of our cash resources of approximately $10,935 for the next 12 months  to 1.) provide for the listing requirements, including payments for DTC eligibility and for our transfer agent and 2.) continued development of our business plan. The Company will not receive any proceeds from the sale of these shares.

Tarheel Billboard, Inc. is a shell company and the selling shareholders are underwriters. The 10,597,571 common shares included in this prospectus may be sold by the selling security holders at a fixed price of $.05 for the duration of this offering.

There is no public market for our common stock. We cannot give any assurance that the shares being offered will have a market value, or that they can be resold at the offered price if and when an active secondary market might develop, or that a public market for our securities may be sustained even if developed. The absence of a public market for our stock will make it difficult to sell your shares. If in the future a market does exist for our securities, it is likely to be highly illiquid and sporadic.

Our independent registered public accounting firm included an explanatory paragraph in the report on our 2012 financial statements related to the uncertainty in our ability to continue as a going concern.

The sales price to the public is fixed at $0.05 per share for the duration of the offering. We intend to contact an authorized OTCBB market maker for sponsorship of our securities on the OTCBB, upon effectiveness of this registration statement. However, there is no guarantee our common stock will be accepted for quotation on the OTC Bulletin Board.

The purchase of our shares involves substantial risk. See “risk factors” beginning on page 5 for a discussion of risks to consider before purchasing our common stock.

You should rely only on the information contained in this prospectus. We have not, and the Selling Stockholders have not, authorized anyone to provide you with different information. If anyone provides you with different information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL OUR SHARES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL OUR SHARES, AND IT IS NOT SOLICITING AN OFFER TO BUY OUR SHARES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED JANUARY 22, 2013.

Table of Contents

Prospectus Summary	2
Summary Financial Data	4
Risk Factors	5
Use of Proceeds	8
Dilution	8
Selling Security Holders	8
Plan of Distribution and Terms of the Offering	10
Legal Proceedings	11
Director, Executive Officers, Promoters and Control Persons	11
Security Ownership of Certain Beneficial Owners and Management	12
Description of Securities	12
Interest of Named Experts and Counsel	14
Disclosure of Commission Position on Indemnification for Securities Act Liabilities	14
Description of Business	14
Reports to Stockholders	21
Management’s Discussion and Analysis	21
Facilities	23
Certain Relationships and Related Party Transactions	23
Market for Common Equity and Related Stockholders Matters	23
Dividends	23
Executive Compensation	24
Reports to Security Holders	25
Index to Financial Statements	26
Report of Independent Certified Public Accountant	F-1
Balance Sheets	F-2
Statements of Operations	F-3
Statements of Changes in Stockholders’ Equity	F-4
Statements of Cash Flows	F-5
Notes to Financial Statements	F-6

Prospectus Summary

This summary contains basic information about us and the offering. Because it is a summary, it does not contain all the information that you should consider before investing. You should read the entire prospectus carefully, including the risk factors and our financial statements and the related notes to those statements included in this prospectus. Except as otherwise required by the context, references in this prospectus to “we,” “our,” “us,” and “Tarheel Billboard,” refer to Tarheel Billboard, Inc.

Tarheel Billboard, Inc. is a development stage company incorporated in the State of Nevada in July of 2012.

Tarheel Billboard’s address and phone number is:
Tarheel Billboard, Inc.
933 Poindexter Drive
Charlotte, NC 28209
907-953-2000 telephone

Operating History

Tarheel Billboard, Inc. was incorporated in the State of Nevada on July 20, 2012. It is a development stage company with no operating results to date other than organizational activities. The purpose of the company is to place bright, electronic signs on which businesses can advertise that are visible both at night and in the day in high traffic locations throughout the Carolinas. To date, operations have been on an extremely limited basis.

Company Assets

Tarheel Billboard’s principal assets (“Assets”) consisted of cash totaling $10,935 as of July 31, 2012.

Company Cash Flow

The Company has cash assets derived from a private placement of its stock.  For the period from its inception through the period ending July 31,2012 the Company had Gross Revenues of $0. From inception to the period ending July 31, 2012, the Company had Total Operating Expenses of $0, Net Profit of $0, Total Current Assets of $10,935, Total Assets of $10,935, Total Current Liabilities of $0, and Total Stockholders’ Equity (Deficit) of $10,935.

Future Assets and Growth

Over the next year, the Company hopes to penetrate the local digital billboard market throughout the Carolinas.  Within the next twelve months, we hope to market to targeted advertisers in Charlotte, NC and to establish a business relationship with at least three such businesses over the first two to three months of operations.  From there, we hope to attract local high-end advertisers for our premium pricing services which would allow us to increase our profit margins organically.

The Company has yet to make its website fully functional and has not developed its marketing presence, but over the next year we will continue to develop our marketing strategy and web presence. We hope to position ourselves uniquely in the marketplace, offering superior customer service and points of contact with clients that our competitors lack and a focus on superior graphic design and software. The Company had a Net Profit of $0 for the period from inception to July 31 2012 and anticipates it will operate at a deficit for its next fiscal year and may expend most of its available capital. The Company’s cash on hand is, primarily, budgeted to cover the anticipated operating costs for the development of our marketing plan and legal, accounting, and Transfer Agent services. We believe the Company will have sufficient capital to operate its businesses over the next twelve months. There can be no assurances, however, that actual expenses incurred will not materially exceed our estimates or that cash flows from existing assets will be adequate to maintain our businesses.

We will bring a customer-service oriented focus into the marketplace for digital billboard advertising. In addition to ensuring that we keep our clients satisfied through superior customer service, we will invest in high-end software and graphic design to provide a high-end, graphically rich display of the final product for each individual client. The Company may lose money in its first, full year of operation and it shall require raising additional capital to develop its services.

The Company currently has one manager, David Temple, and no employees.

Terms of the Offering

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. The selling stockholders are selling shares of common stock covered by this prospectus for their own account. The selling shareholders must sell at a fixed price of $.05 for the duration of this offering due to the Company’s status as a shell company.

We will not receive any of the proceeds from the resale of these shares. The offering price of $0.05 was determined by the price shares were sold to our shareholders in a private placement memorandum plus an increase based on the fact the shares will be liquid and registered. $0.05 is a fixed price at which the selling security holders may sell their shares for the duration of the offering. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

SUMMARY FINANCIAL DATA

The following summary financial data should be read in conjunction with “Management’s Discussion and Analysis and Results of Operations” and the Financial Statements and Notes thereto, included elsewhere in this prospectus. The statement of operations and balance sheet data from inception through the period ended July 31, 2012 are derived from our audited financial statements, respectively.

	At October 31, 2012	At July 31, 2012

TOTAL ASSETS	10,935	10,935

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES

Current Liabilities		0

TOTAL LIABILITIES		0

TOTAL STOCKHOLDERS’ EQUITY	10.935	10,935

TOTOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	10.935	10,935

	For the period ending October 31, 2012	For the period July 10, 2012 (inception) through July 31, 2012

Net Costs	$0	$0

Net loss	0	0

Earnings per share of common stock – Basic	0	0

EXEMPTIONS UNDER JUMPSTART OUR BUSINESS STARTUPS ACT

We are an emerging growth company. An emerging growth company is one that had total annual gross revenues of less than $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) during its most recently completed fiscal year. We would lose our emerging growth status if we were to exceed $1,000,000,000 in gross revenues. We are not sure this will ever take place.

Because we are an emerging growth company, we have the exemption from Section 404(b) of Sarbanes-Oxley Act of 2002 and Section 14A(a) and (b) of the Securities Exchange Act of 1934. Under Section 404(b), we are now exempt from the internal control assessment required by subsection (a), that requires each registered public accounting firm that prepares or issues the audit report for the issuer shall attest to, and report on, the assessment made by the management of the issuer. We are also will not be required to receive a separate resolution regarding either executive compensation or for any golden parachutes for our executives so long as we continue to operate as a emerging growth company.

We hereby elect to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1).

RISK FACTORS

Investors in Tarheel Billboard should be particularly aware of the inherent risks associated with our business. As of the date of this filing our management is aware of the following material risks. Prospective investors should be aware that the company’s website is not yet fully functional, nor has it developed any products and that substantial development work will be required to develop them.

We are significantly dependent on our primary officer and director, who has limited experience. The loss or unavailability to Tarheel Billboard of Mr. Temple’s services would have an adverse effect on our business, operations and prospects in that we may not be able to obtain new management under the same financial arrangements, which could result in a loss of your investment.

Our business plan is significantly dependent upon the abilities and continued participation of David Temple, our Chief Executive officer and director. It would be difficult to replace Mr. Temple at such an early stage of development of Tarheel Billboard. The loss by or unavailability to Tarheel Billboard of Mr. Temple’s services would have an adverse effect on our business, operations and prospects, in that our inability to replace Mr. Temple could result in the loss of one’s investment. There can be no assurance that we would be able to locate or employ personnel to replace Mr. Temple, should his services be discontinued. In the event that we are unable to locate or employ personnel to replace Mr. Temple we would be required to cease pursuing our business opportunity, which would result in a loss of your investment.

Mr. Temple has limited experience in framing a digital billboard company. The lack of experience in framing a digital billboard business could limit or eliminate your return on investment.

As a result of our reliance on Mr. Temple and his lack of experience in developing a digital billboard company, our investors are at risk in losing their entire investment. Mr. Temple intends to hire personnel in the future, when sufficiently capitalized, who may have the experience required to manage our company, such management is not anticipated until the occurrence of future financing. Since this offering will not sufficiently capitalize our company, future offerings will be necessary to satisfy capital needs. Until such future offering occurs, and until such management is in place, we are reliant upon Mr. Temple to make the appropriate management decisions.

Mr. Temple is involved with other businesses and there can be no assurance that he will continue to provide services to us. Mr. Temple’s limited time devotion of less than 20 hours per month to Tarheel Billboard could have the effect on our operations of preventing us from being a successful business operation, which ultimately could cause a loss of your investment.

As compared to many other public companies, we do not have the depth of managerial or technical personnel. Mr. Temple is currently involved in other businesses, which have not, and are not expected in the future to interfere with Mr. Temple’s ability to work on behalf of our company. Mr. Temple may in the future be involved with other businesses and there can be no assurance that he will continue to provide services to us. Mr. Temple will devote only a portion, less than 20 hours per month, of his time to our activities. As our Chief Executive officer and director, decisions are made at his sole discretion and not as a result of compromise or vote by members of a board. Although Mr. Temple faces time devotion conflicts, none of any of Mr. Temple’s other businesses present conflicts of interests with the Company and Mr. Temple will not be faced with choosing to allocate business opportunities between the Company and Mr. Temple’s other companies.

Because of market pressures from competitors with more resources, we may fail to implement our business model profitably.

We hope that our superior customer service, software, and graphic design will set us apart from competition.  However, most of our competitors will have more resources at their disposal as they will be better established in the marketplace. Our ability to compete depends on many factors beyond our control, including locating clients that are willing to pay a premium for superior customer service and graphic design.

We are dependent on the popularity of digital billboards.

Our ability to generate revenue and be successful in implementation of our business plan is dependent on consumer acceptance of digital billboards as opposed to conventional printed billboards.

Inadequate Financial Projections

We are not providing any financial projections as to the results of operations of the Company.

We will require additional financing in order to implement our business plan. In the event we are unable to acquire additional financing, we may not be able to implement our business plan resulting in a loss of revenues and ultimately the loss of your investment.

Due to our start-up nature, we will have to incur the costs related to erecting of billboards and effectively marketing our services, in addition to hiring new employees and commencing additional marketing activities. To fully implement our business plan we will require substantial additional funding. This offering will not result in any proceeds to the Company, and thus, additional proceeds will be needed in order to fully implement our business plan. Since our officers and directors are not taking compensation for their time or talents, we will be able to deploy a modest website with our current resources, but will need to raise additional capital to fully implement our business plan.

Following this offering we will need to raise additional funds to further develop our business plan. We plan to raise additional funds through private placements, registered offerings, debt financing or other sources to continue to develop our business plan. Adequate funds for this purpose on terms favorable to us may not be available, and if available, on terms significantly more adverse to us than are manageable. Without new funding, we may be only partially successful or completely unsuccessful in implementing our business plan, and our stockholders will lose part or all of their investment.

There is no current public market for our common stock; therefore you may be unable to sell your securities at any time, for any reason, and at any price, resulting in a loss of your investment.

As of the date of this prospectus, there is no public market for our common stock. Although we plan, in the future, to contact an authorized OTC Bulletin Board market maker for sponsorship of our securities on the Over-the-Counter Bulletin Board, there can be no assurance that our attempts to do so will be successful. Furthermore, if our securities are not quoted on the OTC Bulletin Board, or elsewhere, there can be no assurance that a market will develop for the common stock or that a market in the common stock will be maintained. As a result of the foregoing, investors may be unable to liquidate their investment for any reason. We have not originated contact with a market maker at this time, and do not plan on doing so until completion of this offering.

Because our common stock is deemed a low-priced “Penny” stock, an investment in our common stock should be considered high risk and subject to marketability restrictions.

Since our common stock is a penny stock, as defined in Rule 3a51-1 under the Securities Exchange Act, it will be more difficult for investors to liquidate their investment even if and when a market develops for the common stock. Until the trading price of the common stock rises above $5.00 per share, if ever, trading in the common stock is subject to the penny stock rules of the Securities Exchange Act specified in rules 15g-1 through 15g-10. Those rules require broker-dealers, before effecting transactions in any penny stock, to:

•	Deliver to the customer, and obtain a written receipt for, a disclosure document;

•	Disclose certain price information about the stock;

•	Disclose the amount of compensation received by the broker-dealer or any associated person of the broker-dealer;

•	Send monthly statements to customers with market and price information about the penny stock; and

•	In some circumstances, approve the purchaser’s account under certain standards and deliver written statements to the customer with information specified in the rules.

Consequently, the penny stock rules may restrict the ability or willingness of broker-dealers to sell the common stock and may affect the ability of holders to sell their common stock in the secondary market and the price at which such holders can sell any such securities. These additional procedures could also limit our ability to raise additional capital in the future.

Until our common stock is registered under the Exchange Act, we will not be a fully reporting company.

We are not yet a registered company and will not be so until this S-1 is effective. Until then we will only be subject to the reporting requirements imposed by Section 15(d) of the Exchange Act which state that we will be required to file supplementary and periodic information, documents, and reports as may be required pursuant to section 13 in respect of a security registered pursuant to section 12. As long as our common stock is not registered under the Exchange Act, we will not be subject to Section 14 of the Exchange Act, which, among other things, prohibits companies that have securities registered under the Exchange Act from soliciting proxies or consents from shareholders without furnishing to shareholders and filing with the SEC a proxy statement and form of proxy complying with the proxy rules. In addition, so long as our common stock is not registered under the Exchange Act, our directors and executive officers and beneficial holders of 10% or more of our outstanding common stock will not be subject to Section 16 of the Exchange Act. Section 16(a) of the Exchange Act requires executive officers and directors, and persons who beneficially own more than 10% of a registered class of equity securities to file with the SEC initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of common shares and other equity securities, on Forms 3, 4 and 5 respectively. Such information about our directors, executive officers, and beneficial holders will only be available through this (and any subsequent) registration statement, and periodic reports we file thereafter. Furthermore, so long as our common stock is not registered under the Exchange Act, our obligation to file reports under Section 15(d) of the Exchange Act will be automatically suspended if, on the first day of any fiscal year (other than a fiscal year in which a registration statement under the Securities Act has gone effective), we have fewer than 300 shareholders of record. This suspension is automatic and does not require any filing with the SEC. In such an event, we may cease providing periodic reports and current or periodic information, including operational and financial information, may not be available with respect to our results of operations.

We are a shell company under Rule 405 of Regulation C as we have nominal assets and nominal operations.

We only have cash as assets as of the date of this registration statement and have not yet deployed resources to make our website fully functional. Thus our operations may be considered “nominal.” Because of this, Rule 144(i)(1) prohibits the use of the rule for sales of restricted stock and stock held by affiliates into the public market if the issuing company is now or ever has been a “shell company”, unless the following requirements are satisfied: (1) we have ceased to be defined as a shell company under Rule 144; (2) we have filed current Form 10 information with the SEC reflecting our status as an entity that is no longer considered a shell; (3) we are subject to reporting requirements of the Exchange Act; and (4) as applicable, we have filed all reports and other materials required to be filed by the Exchange act other than 8-K reports.

We are not raising any money in this offering and thus may be in worse financial condition once we are effective.

Unless we are able to obtain a loan or find additional financing, we may be in worse financial condition than our current condition. We are obligated to pay approximately $10,000 in offering expenses and thus, may carry this amount as a liability at the conclusion of this offering.

The selling shareholders may have liability because of their status as underwriters. They may sue us if there are any omissions or misstatements in the registration statement that subject them to liability.

Under the Securities Act of 1933, the selling shareholders are underwriters of the offering. The selling shareholders may have civil liability under Section 11 and 12 of the Securities Act for any omissions or misstatements in the registration statement because of their status as underwriters. We may be sued by selling shareholders if omissions or misstatements result in civil liability to them.

We are electing to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1).

By taking the 102(b)(1) extended transition period, we are allowed to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

USE OF PROCEEDS

The selling stockholders are selling shares of common stock covered by this prospectus for their own account. We will not receive any of the proceeds from the resale of these shares. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued. Accordingly, there will be no dilution to our existing shareholders

SELLING SECURITY HOLDERS

The shares being offered for resale by the selling stockholders consist of the 10,597,571 shares of our common stock of which 997,499 shares are held by 35 shareholders of our common stock which sold in our Regulation D offering completed in July 2012. The remaining 9,600,072 were exchanged for services provided to the company including management, development of our business plan, set up and research of the marketplace, and marketing services to various insiders, consultants, family members, and our officer.

The following table sets forth the name of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of  January 22, 2013 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

The table below assumes the sale of the 10,597,571 shares offered in this prospectus at an assumed initial public offering price of $.05 per share and before any deduction of estimated offering expenses. The 10,597,571 shares held by current stockholders being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

Tarheel Billboard Shareholder	Shares of Common Stock Owned Prior to Offering	Shares of Common Stock Owned After Offering

Amanda Duckworth	28,500	0
Andrew R Mullican	28,500	0
David G Galloway	28,500	0
David Temple (6)	211,950	0
Dayna Critz	28,500	0
Diane Keller	28,500	0
Edward A Reule	28,500	0
G9 Holdings, LLC (1) (6)	264,973	0
George Critz	28,500	0
GW Grace, LLC (2) (6)	264,973	0
J Stephen Keller	28,500	0
Jacob C Keller Sr	28,500	0
James D Neely	28,500	0
Joan Beaulieu	28,500	0
John S Lewis	28,500	0
Joseph McMurry	28,500	0
Katy Kapas	28,500	0
Kelly H Young	28,500	0
Kotaya Griffin	28,500	0
Leigh Ann Neely	28,500	0
Lisa McMurry	28,500	0
Marion Palmer	28,500	0
Medallion Construction Group, LLC (3) (6)	4,239,000	0
Michael Kapas	28,500	0
Michael Olsson	28,500	0
Michaela W Conner	28,500	0
Nicole McCarthan	28,500	0
Paige M Lewis	28,500	0
Pamela A Mullican	28,500	0
Patricia Duckworth	28,500	0
Reid D Smith	28,500	0
Richard Beaulieu	28,500	0
Robert J. Palmer	28,500	0
Sandra S Smith	28,500	0
Sara Duckworth	28,500	0
Sara E. Palmer	28,500	0
Strategic Financial Services (4) (6)	4,239,000	0
Thomas D Young	28,500	0
Tim Helms	28,500	0
William S Conner	28,500	0
Winchester Investements, LLC (5) (7)	380,175	0

(1)	Teresa Garvin is the Manager of G9 Holdings, LLC
(2)	Forrest Garvin is the Manager of GW Grace, LLC
(3)	James Duckworth is the Manager of Medallion Construction Group, LLC
(4)	Waterview Family Conservation Irrevocable Trust is the Manager of Strategic Financial Services
(5)	Dave Utley is the Manager of Winchester Investments, LLC
(6)	The indicated shareholders received shares in consideration for consulting services in the development of the business plan
(7)	Winchester Investments, LLC received shares in consideration for ongoing services related to our website and bringing us public

PLAN OF DISTRIBUTION

The selling security holders may sell some or all of their shares at a fixed price of $0.05 per share for the duration of this offering due to the Company’s status as a shell company. Shareholders may sell their shares in private transactions to other individuals. We plan, in the future, to contact an authorized OTC Bulletin Board market maker for sponsorship of our securities on the Over-the-Counter Bulletin Board, there can be no assurance that our attempts to do so will be successful. Furthermore, if our securities are not quoted on the OTC Bulletin Board, or elsewhere, there can be no assurance that a market will develop for the common stock or that a market in the common stock will be maintained. As a result of the foregoing, investors may be unable to liquidate their investment for any reason. We have not originated contact with a market maker at this time, and do not plan on doing so until completion of this offering.

Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the Over the Counter Bulletin Board (OTCBB) when this Registration Statement is declared effective by the SEC. In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. However, sales by a selling security holder must be made at the fixed price of $0.05 for the duration of the offering. In the event we are successful in our attempts to have a market maker quote our stock on the OTCBB, we will need to comply with ongoing reporting requirements in order to ensure that the market maker will continue to quote our stock.

The Selling Stockholder and intermediaries through whom such securities are sold are "underwriters" within the meaning of the Securities Act  of 1933, as amended (the "Securities Act"), in which event profits, discounts or commissions received by such persons may be deemed to be underwriting commissions under the Securities Act.

All expenses of the registration of securities covered by this Prospectus are to be borne by the Company, except that the Selling Stockholder will pay any applicable underwriters' commissions, fees, discounts or concessions or any other compensation due any underwriter, broker or dealer and expenses or transfer taxes.

Once a market has been developed for our common stock, the shares may be sold or distributed from time to time by the selling stockholders directly to one or more purchasers or through brokers or dealers who act solely as agents, at a fixed price of $.05 . The distribution of the shares may be effected in one or more of the following methods:

•	ordinary brokers transactions, which may include long or short sales,

•	transactions involving cross or block trades on any securities or market where our common stock is trading, market where our common stock is trading,

•	through direct sales to purchasers or sales effected through agents,

•	through transactions in options, swaps or other derivatives (whether exchange listed of otherwise), or exchange listed or otherwise), or

•	any combination of the foregoing.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales are permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $10,000.

As a result of these common shares being registered under the Securities Act, selling shareholders who subsequently resell the shares to the public themselves are underwriters with respect to the common shares for purposes of the Securities Act with the result that they may be subject to statutory liabilities if the registration statement to which this prospectus relates is defective by virtue of containing a material misstatement or omitting to disclose a statement of material fact. We have agreed to indemnify the selling shareholders regarding such liability.

Under the Securities Act of 1933, the selling shareholders are underwriters of the offering. The selling shareholders may have civil liability under Section 11 and 12 of the Securities Act for any omissions or misstatements in the registration statement because of their status as underwriters. We may be sued by selling shareholders if omissions or misstatements result in civil liability to them.

LEGAL PROCEEDINGS

We may from time to time be involved in routine legal matters incidental to our business; however, at this point in time we are currently not involved in any litigation, nor are we aware of any threatened or impending litigation.

DIRECTOR, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The members of our Board of Directors serve, without compensation, until the next annual meeting of stockholders, or until their successors have been elected. The officers serve at the pleasure of the Board of Directors. Information as to the director and executive officer is as follows:

Name	Age	Title

David Temple	53	Chief Executive Officer, Director

Duties, Responsibilities and Experience

David Temple – CEO and Director

David Temple, our CEO and Director, has worked in the entertainment industry since 1979. Mr. Temple was a graduate of Liberty University in 1981, earning a bachelor’s in broadcast communications. He received his master’s in the same field from Regent University. Mr. Temple worked for several years as a radio announcer on various stations throughout the United States. Mr. Temple then settled in the Charlotte area and transitioned into various positions including voice over talent, sales, writing and television. From 1999 to 2011, Mr. Temple was the network voice of the SPEED Channel. Since 2001, for his own company, Temple Media, Mr. Temple has worked as a writer, producer, director, and cameraman for a wide variety of HD and SD video projects for broadcast, corporations, educational institutions, festivals, and other various needs. Mr. Temple currently holds a similar position at Catalyst Pictures, LLC.

Mr. Temple is the promoter of the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of the date of this prospectus, and as adjusted giving effect to the sale of 10,597,571 shares of common stock in this offering, relating to the beneficial ownership of our common stock by those persons known to us to beneficially own more than 5% of our capital stock, by our director and executive officer, and by all of our directors, proposed directors and executive officers as a group.

Name of Beneficial Owner(1)	Number Of Shares	Percent Before Offering	Percent After Offering

Medallion Construction Group, LLC (2)	4,239,000	40%	0%
Strategic Financial Services (3)	4,239,000	40%	0%
David Temple, CEO, and Treasurer	211,950	2%	0%
All Directors, Officers and Principal Stockholders as a Group	8,689,950	82%	0%
_____________
1.)	The address of each shareholder is care of Tarheel Billboard, Inc., 933 Poindexter Drive, Charlotte, NC, 28209, unless otherwise stated.
2.)	James Duckworth is the Manager of Medallion Construction Group, LLC.
3.)	Waterview Family Irrevocable Trust is the Manager of Strategic Financial Services.

“Beneficial ownership” means the sole or shared power to vote or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have “beneficial ownership” of any security that such person has the right to acquire within 60 days from the date of this prospectus.

DESCRIPTION OF SECURITIES TO BE REGISTERED.

General

Our authorized capital stock consists of 100,000,000 Shares of common stock, $0.0001 par value per Share Common Stock.

We are authorized to issue 100,000,000 shares of common stock, $0.0001 par value per share. Currently we have 10,597,571 common shares issued and outstanding.  We do not have any holding period requirements for our common stock.

The holders of our common stock have equal ratable rights to dividends from funds legally available if and when declared by our board of directors and are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs. Our common stock does not provide the right to a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our common stock holders are entitled to one non-cumulative vote per share on all matters on which shareholders may vote.

We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the state of Nevada for a more complete description of the rights and liabilities of holders of our securities. All material terms of our common stock have been addressed in this section.

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

Preferred Stock

We are authorized to issue up to 10,000,000 shares of Preferred Stock, $.0001 par value per share. Currently we have 0 preferred shares issued and outstanding.

Dividends

We have not paid any cash dividends to shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no options to purchase our securities outstanding.

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the over the counter bulletin board, maintained by FINRA, upon the effectiveness of the registration statement of which this prospectus forms a part.

There are several requirements for listing our shares on the Over the Counter  bulletin board, including:

* we must make filings pursuant to Sections 13 and 15(d) of the Securities Exchange Act of 1934;

* we must remain current in our filings;

* we must find a member of FINRA to file a form 211 on our behalf. The information contained within form 211 includes comprehensive data about our company and our shares. Form 211 and our prospectus are filed with FINRA so that they can determine if there is sufficient publicly available information about us and whether our shares should be listed for trading.

We can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Penny Stock Reform Act of 1990

The Securities Enforcement and Penny Stock Reform Act of 1990 require additional disclosure for trades in any stock defined as a penny stock. The Securities and Exchange Commission has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to exceptions. Under this rule, broker/dealers who recommend these securities to persons other than established customers and accredited investors must make a special written suitability determination for the purchaser and receive the purchaser’s written agreement to a transaction before sale. Our shares will probably be subject to the Penny Stock Reform Act, thus potentially decreasing the ability to easily transfer our shares.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and the registration statement have been audited by Stan J.H. Lee, CPA to the extent and for the period set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Jillian Ivey Sidoti will be paid $5,000 for services rendered relating to this S-1 registration statement.

 DISCLOSURE OF COMMISSION’S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

No director of Tarheel Billboard will have personal liability to us or any of our stockholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any such director since provisions have been made in our Articles of Incorporation limiting such liability.

DESCRIPTION OF BUSINESS

Tarheel Billboard (“we” or “us”) is a development stage company incorporated in the State of Nevada on July 10, 2012 and is located in Charlotte, NC.

Business of Issuer

Our objective is to penetrate the local digital billboard industry throughout the Carolinas. Within the next twelve months we hope to market the targeted advertisers in Charlotte, NC who are located in close proximity to its proposed lease sites, and to establish a business relationship with at least three of them. We hope to grow to 18.75 advertisers per billboard over months 2 and 3.

We are currently not profitable and have not generated any revenues. We will encourage price-sensitive ads for our billboards and build goodwill through partnerships with non-profit organizations. This will allow for attention to a more high-end advertisers and graphic design work to be performed for the higher priced market sector.

We will look to placing bright, electronic signs that are visible both at night and in the day in high traffic locations throughout the Carolinas.

We understand billboard technology and know that Electronic Video Boards (LED's) are a very popular outdoor advertising medium today. World-wide the concept of digital billboards has initially been introduced at sports stadiums around the world over the past few years. The boards transmit sports events in real time, display scores, advertisements and public service announcements. The most well known locations with outdoor LED Screens are at Times Square in New York, Piccadilly Circus in London, the gigantic Xicui Entertainment Complex near the site of the 2008 Beijing Olympic Games, and of course Las Vegas, Nevada. Giant outdoor LED screens are appearing worldwide in cities ranging from Moscow and other European capitals and to major locations throughout the Far East.

Our understanding of graphic design and computer software will allow us to execute effective billboard ads for our clients in a timely manner using the latest technology. The installation and operations of digital billboard screens is still in its relative infancy.

Strategy

The following steps will need to be taken to ensure deployment of our business plan:
1.	Negotiate and submit the chosen locations.
2.	Arrange for the acquisition of the locations by Purchase, or Long Term Lease with options to renew or otherwise, as appropriate in the circumstances.
3.	Arrange for the permitting, building of each sign, its installation, and operation.
4.	Contract with advertising agencies and clients directly.
5.	Arrange for all Media sales through contracts with leading advertising agencies in each specific market.
6.	Arrange to provide all set up and operating personnel for all locations.
7.	Provide all accounting and collections of accounts receivable and banking.
8.	Provide monthly financial statements.
9.	Distribute available cash flow

Services

Once a billboard is installed and operating, we will provide the following services:
1.	Site Leasing costs
2.	Licenses and Permits
3.	Utility and power costs at each location

Although we eventually hope to grow to the point where we will be able to hire employees specifically to carry out the following tasks, our startup nature allows us to contract with third parties to provide certain services necessary to the successful operation of our business without hiring full-time employees to fill such roles or investing in the equipment necessary to carry out such tasks, including:

1.	Maintenance of screens
2.	Graphic design and screen uploading
3.	Staffing costs for operations, maintenance, and uploading
4.	Accounting
5.	Legal re: leasing costs
6.	Tarheel Billboard, Inc. management team costs
7.	Tarheel Billboard, Inc. consultants' costs
8.	Computer and peripheral updates
9.	Other operating costs

Milestones

The Milestones for the first first year of operation include:
1.	To secure $60,000 in investment capital to purchase and install first billboard.
2.	To locate and lease billboard space in Charlotte, NC.
3.	To close 18.75 advertisers per billboard at a rate of $400 per month.
4.	To develop a partnership with a cutting edge graphics design artist.
5.	To reach out to local community organizations for goodwill.
6.	To generate $90,000 in first year revenue.
7.	Execute business plan.

Many of the milestones described will naturally flow from the achievement of meeting the milestones prior. However, others such as securing $60,000 worth of investment capital, closing 18.75 advertisers per billboard, development of a partnership with a cutting edge graphics design artist, and receiving goodwill from community organizations are contingent upon factors well outside our control and are highly speculative in nature.

Competition

We compete against a variety of advertising mediums such as radio, internet, print, other traditional billboards, television, and other forms of advertising mediums. We will also be competing for real estate space in which we can erect our billboards. We believe our principal competitors are Fairway Outdoor Advertising in Duncan, SC and a South Dakota Company, Draktronics, Inc., as they have multiple installations throughout North Carolina. We believe these competitors have greater advantages over us, such as an existing market presence and share as well as capital available that we do not have available to us.

We seek to establish a competitive edge in new target market segments by increasing the level of customer contact and service that other competitors seem to oftentimes lack. Additionally, we believe we possess the necessary skills to produce the high quality graphics and high visibility locations that are needed in this new and growing industry. The establishment of advertising partnerships with high volume local advertisers will ensure greater growth and design service, thus strengthening the contacts that promote word of mouth marketing and networking.

The key element in service utilization decisions made at the company's client level is trust in the reputation and reliability of the electronic billboards we implement. The most important factor in this market will be the quality of the service and effectiveness of the advertising medium.

In our line of business, clients often compare advertising companies directly, looking for two, or more, possible companies. We hope to establish a customer service level that will persuade clients to work with us and advertise on our billboards.

Services

Tarheel Billboard, Inc. will be the specialist in the digital billboard advertising media business, bringing to local North Carolina populations the latest in electronic advertising, with exceptionally bright giant screens (even in daylight) aimed at the highest traffic count locations presenting premium advertising opportunities to local businesses.

Once a billboard is installed and operating, Tarheel Billboard, Inc. will provide the following services:

a).	Site Leasing costs
b).	Licenses and Permits
c).	Utility and power costs at each location

Market Analysis

Almost every advertising medium other than the Internet recently has been in a decline. LED market penetration is still small worldwide and there are numerous opportunities for strong profitable growth at locations with huge traffic numbers in the expanding North Carolina market, which appears to be very attractive at this time to digital billboards.

We believe that this could be a profitable business association for our investment partners. Tarheel Billboard, Inc. will strive to be the specialist in the digital billboard advertising media business, bringing to local North Carolina populations the latest in electronic advertising, with exceptionally bright giant screens (even in daylight) aimed at the highest traffic count locations.

The Appeal

An enormous segment of the public has become used to giant sports screens at sports events of all kinds; secondly the development and marketing of TV's and in recent years large screen TV's for home use; thirdly the proliferation of hundreds of millions of Cell phones, PCs, Lap-Tops, and Blackberry's and so on, have turned generations of people (not just the young) into "Screen viewers", and together with the proliferation of video games has turned a huge and growing percentage of the populace into a "viewing civilization" who spend hours daily interactively in front of screens of one kind or another. In addition, even though access to a limitless number of TV channels is available at home to much of the viewing public, untold millions each week go to cinemas and large screen multi movie theatres.

Dull, static billboard advertising quickly becomes boring, and soon loses its impetus. Incredibly bright with the highest resolutions, digital billboard advertising in real time with 7.5 advertisements or more appearing within a one minute cycle captures and retains the viewing public's attention.

Major multi-national and national corporations and leading international "Brands" of all kinds of products seek media outlets where they can capture the imagination of the local consuming public. Digital billboards with incredible brightness, even in full sunlight, placed correctly in the highest traffic count locations in key cities are one answer to the search for the right and effective "media outlet" by major advertisers. Tarheel Billboard, Inc. plans to exploit these opportunities throughout the Carolinas

Market Segmentation

In order to make a positive connection with the overall vision and potential profitability of Tarheel Billboard, Inc., we have identified the following top six advertisers that we must draw to each new billboard as they are prominent businesses operating in our targeted geographic area that are likely to benefit from premium billboard advertisement due to their size and existing brand recognition:

1.      Wal-Mart
2.      Target
3.      Walgreens
4.      Home Depot
5.      Best Buy
6.      Darden Restaurants

Target Market Segment Strategy

Tarheel Billboard, Inc. will target the top local advertisers throughout the Carolinas. The company will leverage its skills and quality graphic design, together with its strategic billboard locations, to compete for advertising dollars from both the higher end lower end mom and pop businesses. A focus on our target market will improve profitability levels since the traditional mediums are much less price sensitive and provide less margins. Furthermore, since our target market is relatively concentrated and experienced in advertising mediums, establishing a reputation among such clients will strengthen the existing word of mouth marketing strategy that Tarheel Billboard, Inc. will execute.

An analysis of marketing survey data indicates that the billboard advertising needs of quality, reliability, and high customer centric companies are not always being met by the competition due to the sub-standard and ineffective traditional mediums that lack cutting edge technology. In such a technology driven environment, it is difficult for advertisers to find a more cutting edge, high impact medium compared to digital billboards. This creates a significant opportunity for cutting edge design. The company has already sought to build the infrastructure to create such service through its industry connections and networking.

Marketing Strategy

It is important to the marketing strategy to develop an attractive image to the trade. This can be done in a number of ways:

1.       Advertising. There is no better place to advertise than on our own digital billboard. We will take advantage of unsecured advertising spots on our billboard to showcase our billboard design menu and entice local advertisers. We will also use this initial unsecured ad space to build goodwill with local organizations who will in turn provide word of mouth.

2.       Join The Breakfast Club. The image of Tarheel Billboard, Inc. would be elevated by joining The Breakfast Club, a networking group comprised of local businesses that meets periodically over breakfast. This would cost only $285 for the first year. Advertising in the Breakfast Club directory is worth considering. The present directory which comes out once per year would have a full page color ad and a full page black and white for digital billboards.

3.       Advertising. Development of a top quality logo and photography which can be used in ads, brochures, name cards, etc. Not counting printing costs, which relate to quantity and quality of paper chosen, the design costs for this would run about $1,500. A day's photography would be an additional $850-$1,600.

4.       Participation in Showhouses. Another image-building marketing ploy is participating in showhouses. These showhouses are usually for the benefit of some charity event. This would require time and effort, but not much in the way of money. This should be coordinated with the company's favorite graphics designer to insure satisfaction with the design concept when doing a showhouse room.

In addition to the above-mentioned activity designed to elevate the company's image, it is essential to market directly the selected target clients who are all high volume local advertisers and some are even members of Breakfast Club. Most of them are associate members while some are professional members. Success in making in-roads into these businesses would set the stage for entry into the more prestigious advertisers.

Marketing our prime time advertising space must be carried out in a thoughtful organized way. Color literature including the newly designed logo should be completed as a first step. When marketing these prospects it will be important to present a portfolio of Tarheel Billboard, Inc.’s most innovative work. A relaxed face-to-face meeting, resulting in good communication between Tarheel Billboard, Inc. and its advertisers, should be all that's needed to generate a first order.

Networking is also very useful. It is important, once the logo and artwork materials have been completed, for the owner to make a point of introducing Tarheel Billboard, Inc. to important local advertisers surrounding the Charlotte, NC area

Strategy and Implementation Summary

Image is a key factor in making in-roads into the higher echelons of digital billboard advertising. Digital billboards are desirable because of a huge and growing percentage of the populace into a "viewing civilization" who spend hours daily interactively in front of screens of one kind or another. Tarheel Billboard Inc.’s strategy is to lift its image, through advertising in prestigious high traffic areas, joining and networking ASID membership, and actively marketing a selected group of high volume local advertisers located in close proximity to the company's target market area.

Sales Strategy

The marketing strategy discussed previously in this business plan will generate the desired advertising sales. These sales will begin with a phone call to Tarheel Billboard, Inc. It is a stated objective to transfer the administrative burden away from the Director and President, freeing up their time to meet with clients, to network at The Breakfast Club and graphic design functions, and to market the list of high value prospective clients. This means that someone else will be answering the incoming calls. This person must be carefully trained to recognize who must be called back immediately by the President. If the graphics designer is under pressure to get a quotation together, for example, and being told that "they are not here right now" is not going to foster sales. The President must be armed with a cell phone and iPad. The important caller should be told that the President will "call right back." The more successful the marketing strategy is in making in-roads into the digital billboard industry, the more important this communication response will become.

In respect to the prospect list of clients, it is essential that a "salesman's" approach be adopted to insure an organized, orderly approach to each prospect. SalesForce Notes need to be kept on each client. Follow-up and persistence will pay off.

Sales Forecast

We have the following six year forecast:

Our sales forecast shows in year one installation of 1 billboard in Charlotte, North Carolina in February 2013 at a cost of $45,600 which includes the 8.3' X 16.2' LED Digital Display, installation, peripherals, computers, and power. There are fixed operating costs involved in each sign totaling $1,000 per month ($12,000 per year). Our forecast further projects the use of annual profits to construct additional billboards in years 2 through 6, as well as additional profits being paid to our investors every year.

We feel that we may have up to 13 billboards in the first year of business as the  successful implementation of our marketing plan should lead us to engaging with a number of advertisers that would profitably sustain 13 operating billboards.

We have assumed that through our initial advertising, networking, and focus on superior technology described in the Marketing Strategy above, we will retain on average 18.75 advertisers per billboard during the first year of operations at $400/mo. By increasing our advertisers to only 25 the following year, we can increase per annum revenue by $40,000. With expenses forecast at $1,000 per month per board, the annual cost of operating each board will be around $12,000 per year or $156,000 for 13 Screens.

Installation of one billboard under this model could therefore result in a net profit over the first full year of operations. There are no guarantees of profits or projections. To reach these projections, we will need to meet certain milestones.

Intellectual Property & Proprietary Rights

Upon completion of our website, we will regard substantial elements of our website and underlying technology as proprietary and attempt to protect them by relying on trademark, service mark and trade secret laws, restrictions on disclosure and transferring title and other methods. We currently do not have any technology we consider proprietary, as we are currently in our development stage.

Employees

We are a development stage company and currently have only one part-time employee, David Temple, who is also our sole officer and director. We look to Mr. Temple for his entrepreneurial skills and talents. It is Mr. Temple who provided us our business plan. For a discussion of Mr. Temple’s experience, please see “Management.” Initially Mr. Temple will coordinate all of our business operations. Mr. Temple has provided the working capital to cover our initial expense. We plan to use consultants, attorneys, accountants, and technology personnel, as necessary and do not plan to engage any additional full-time employees in the near future. We believe the use of non-salaried personnel allows us to expend our capital resources as a variable cost as opposed to a fixed cost of operations. In other words, if we have insufficient revenues or cash available, we are in a better position to only utilize those services required to generate revenues as opposed to having salaried employees.

Mr. Temple is spending the time allocated to our business in handling the general business affairs of our company such as accounting issues, including review of materials presented to our auditors, working with our counsel in preparation of filing our S-1 registration statement, and developing our business plan , the set-up of marketing plans, and hiring appropriate personnel.

REPORTS TO STOCKHOLDERS

We are not subject to the informational requirements of the Securities Exchange Act of 1934, as amended. Upon the effectiveness of this S-1 registration statement, we will be subject to the requirements of Section 15(d) as opposed to the requirements of Section 13(a) under the Exchange Act, which requires an issuer to file annual reports on Form 10-K (or any successor form), quarterly reports on Form 10-Q (or any successor form), and current reports on Form 8-K.

All of our reports can be reviewed through the SEC’s Electronic Data Gathering Analysis and Retrieval System (EDGAR) which is publicly available through the SEC’s website (http://www.sec.gov).

We intend to furnish annual reports to stockholders, which will include audited financial statements reported on by our Certified Public Accountants. In addition, we will issue unaudited quarterly or other interim reports to stockholders, as we deem appropriate or required by applicable securities regulations.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

The following discussion and analysis should be read in conjunction with our financial statements and the notes thereto contained elsewhere in this filing.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

With the exception of historical matters, the matters discussed herein are forward-looking statements that involve risks and uncertainties. Forward-looking statements include, but are not limited to, statements concerning anticipated trends in revenues and net income, projections concerning operations and available cash flow. Our actual results could differ materially from the results discussed in such forward-looking statements. The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes thereto appearing elsewhere herein.

Background Overview

Tarheel Billboard, Inc. a Nevada company, is a development stage company incorporated in the State of Nevada in July 2012. We were formed to engage in the business of placing bright electronic signs on which advertisements may be displayed that are visible both at night and during the day in high traffic locations throughout the Carolinas. In July 2012, we commenced our planned principal operations, and therefore have no significant assets. To date, we solely developed our business plan.

Since our inception on July 10, 2012 to October 31, 2012, we have not generated any revenues nor have we incurred a loss. During this time, we incurred operating expenses of $0 resulting in a cumulative profit of $0. To this point, our only business activity has been the formation of our corporate entity, creation and development of our business model, and analyzing the viability of our business. We believe that sales revenue, loans from our officer, and small amounts of equity will be sufficient to support the limited costs associated with our initial ongoing operations for the next twelve months. We may sell additional shares in a private offering or other offering if we are unable to obtain funds from another source such as a shareholder loan. If sufficient funds cannot be raised, none of the Company’s plans may be implemented. There can be no assurance that the actual expenses incurred will not materially exceed our estimates or that cash flows from listing fees will be adequate to maintain our business. As a result, our independent auditors have expressed substantial doubt about our ability to continue as a going concern in the independent auditors’ report to the financial statements included in the registration statement.

Results of Operations

For the period ended July 31, 2012

There were no revenues for the period from inception to July 31, 2012.

The company did not pay nor recognize any interest expense for the periods ended July 31, 2012.

For the period ended October 31, 2012

There were no revenues for the period ended October 31, 2012.

The company did not pay nor recognize any interest expense for the period ended October 31, 2012.

We expect to incur the normal expenses related to being a public company such as accounting and legal costs. We may drain all available financial resources to pay for such costs depending on our operations and costs. To date, our attorney has provided services in exchange for a nominal fee, but there is no guarantee that this will continue and thus, we may be financial distressed because of the costs associated with being a public company. We will also incur fees for audits and reviews so that we can file the proper 10q’s and 10k’s. As we begin to generate revenues, realize expenses, and acquire assets, it is possible that the costs related with being a public company will increase.

Liquidity and Capital Resources

The Company has $10,935 in cash. The investigation of prospective financing candidates involves the expenditure of capital.  The Company will likely have to look to Mr. Temple or to third parties for additional capital.  There can be no assurance that the Company will be able to secure additional financing or that the amount of any additional financing will be sufficient to conclude its business objectives or to pay ongoing operating expenses.

If Mr. Temple is unable to lend additional funds to the Company in the event that Company needs additional funds, we may need to deploy a plan to sell additional shares or look to a third party to lend funds to the Company. If the Company is to borrow funds from a third party, the terms and conditions of such a loan may not be on favorable terms. If we are unable to address our liquidity issues, there is a great chance that the Company will not have adequate funding to continue its business plan and will thus, fail.

We will require as much as $150,000 in order to lease the land and construct our billboards so that they may start generating revenues. $150,000 will be enough to fund our operations for the next 12 months, so long as we keep our operations to a minimum of operating one billboard and are able to generate revenues with that billboard.  We currently only have $10,935. Therefore, the cash currently available to us will not enable us to develop the business to the state in which it will optimally be able to generate revenues. If we are to generate revenues prior to needing any additional funding, we will immediately reinvest such revenues into further development our business and deployment of our business plan. We believe that the cash we have available will sustain us for approximately three (3) more months so long as we continuing operating in the manner that we are currently operating.

Equity Distribution to Management

Since our incorporation, we have raised capital through private sales of our common equity. As of October 31, 2012, we have issued 10,597,571 shares of our common stock to various shareholders, in exchange for cash and services. Specifically, Mr. Temple received 211,950 shares in exchange for services relating to our organization, and development or our business plan worth approximately $21,195. Please see our “Stockholder Table” for more information on distributions of stock in exchange for services.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

FACILITIES

We currently maintain an office at 933 Poindexter Drive, Charlotte, NC 28209. We have no monthly rent, nor do we accrue any expense for monthly rent. Mr. Temple, our primary officer and director, and our employee provides us a facility in which we conduct business on our behalf. Mr. Temple does not receive any remuneration for the use of this facility or time spent on behalf of us. We do not believe that we will need to obtain additional office space at any time in the foreseeable future, approximately 12 months, until our business plan is more fully implemented.

As a result of our method of operations and business plan we do not currently require personnel other than Mr. Temple to conduct our business. In the future we anticipate requiring additional office space and additional personnel; however, it is unknown at this time how much space or how many individuals will be required.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Company utilizes office space provided at no cost from Mr. Temple, our primary officer and director. Office services are provided without charge by the Company’s director. Such costs are immaterial to the financial statements and, accordingly, have not been reflected. Mr. Temple is the primary officer, director, and promoter of Tarheel Billboard and developed the business plan.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDERS MATTERS

We intend to file, through an appropriate market maker, for inclusion of our common stock on the Over-the-Counter Bulletin Board; however, there can be no assurance that FINRA or NASDAQ will approve the inclusion of the common stock. Prior to the effective date of this offering, our common stock was not traded.

DIVIDENDS

The payment of dividends is subject to the discretion of our Board of Directors and will depend, among other things, upon our earnings, our capital requirements, our financial condition, and other relevant factors. We have not paid or declared any dividends upon our common stock since our inception and, by reason of our present financial status and our contemplated financial requirements, do not anticipate paying any dividends upon our common stock in the foreseeable future.

We have never declared or paid any cash dividends. We currently do not intend to pay cash dividends in the foreseeable future on the shares of common stock. We intend to reinvest any earnings in the development of our business. Any cash dividends in the future to common stockholders will be payable when, as and if declared by our Board of Directors, based upon the Board’s assessment of:

•	our financial condition;

•	earnings;

•	need for funds;

•	capital requirements;

•	prior claims of preferred stock to the extent issued and outstanding; and

•	other factors, including any applicable laws.

Therefore, there can be no assurance that any dividends on the common stock will ever be paid.

EXECUTIVE COMPENSATION

The following table sets forth the cash compensation of our sole officer and director, David Temple from inception (July 10, 2012) to  October 31, 2012.

Summary Compensation Table

		Annual Compensation			Long Term Compensation
Name and Principal Position	YTD	Salary	Bonus	Other Annual Compensation	Restricted Stock(1)	Options

David Temple	2012	$-0-	-0-	-0-	$21,195	-0-
CEO, Director

(1) The stock granted to Mr. Temple is not freely tradable as it is unregistered stock granted by the Company for services rendered.

Mr. Temple has not received any monetary compensation or salary since the inception of the Company. Mr. Temple has agreed to not receive any compensation or enter into any employment agreements until the Company begins operations.

Directors’ Compensation

Directors are not entitled to receive compensation for services rendered to Tarheel Billboard, or for each meeting attended except for reimbursement of out-of-pocket expenses. There are no formal or informal arrangements or agreements to compensate directors for services provided as a director.

Stock Option Grants

Tarheel Billboard did not grant any stock options to the executive officer during the most recent fiscal period ended October 31, 2012. Tarheel Billboard has also not granted any stock options to the Executive Officers since incorporation.

Employment Agreements

There are no current employment agreements or current intentions to enter into any employment agreements.

Future Compensation

Mr. Temple has agreed to provide services to us without compensation until such time as either we have earnings from our revenue,

Board Committees

We do not currently have any committees of the Board of Directors, as our Board consists of one member. Additionally, due to the nature of our intended business, the Board of Directors does not foresee a need for any committees in the foreseeable future.

Indemnification

Under our Articles of Incorporation and Bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if they acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Securities Act and is, therefore, unenforceable.

Transfer Agent

The transfer agent for the common stock will be Vstock Transfer at 77 Spruce Street, Suite 201, Cedarhurst, NY 11516.

REPORTS TO SECURITY HOLDERS

Tarheel Billboard, Inc. is not a reporting issuer under the Securities Exchange Act of 1934. As a result of this offering, we will become subject to the informational requirements of the 1934 Act for a period of at least one fiscal year.

FINRA requires that all issuers maintaining quotations of their securities on the OTC Bulletin Board file periodic reports under the 1934 Act. In order to maintain such a quotation, we will have to register our securities under the 1934 Act on form 8-A or form 10.

We may cease filing periodic reports with the Securities and Exchange Commission if:

*	We have less than 300 stockholders of record; or

*	We have less than 500, but more than 300, stockholders of record, and our total assets did not exceed $10 million on the last day of each of our three most recent fiscal years.

Because of the requirement that we file periodic reports in order to have our common stock quoted on the OTC Bulletin Board, we do not intend to suspend our reporting obligations in the foreseeable future.

The public may read and copy any materials that we file with the Commission at the Commission’s Public Reference Room at 100 F St,, NE, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. The address of that site is http://www.sec.gov.

We intend to furnish to our stockholders annual reports containing financial statements audited and reported upon by our independent accounting firm, and such other periodic reports as we may determine to be appropriate or as may be required by law.

TARHEEL BILLBOARD, INC.
FINANCIAL STATEMENTS

Stan J.H. Lee, CPA
 2160 North Central Rd, Suite 209 *  Fort Lee *NJ 07024
P.O. Box 436402 *San Diego  * CA * 92143
619-623-7799 Fax 619-564-3408 E-mail) stan2u@gmail.com

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders
Tarheel Billboard, Inc.

We have audited the accompanying balance sheet of Tarheel Billboard, Inc. (”the Company”) as of July 31, 2012 and the related statement of operation, shareholders’ equity (deficit) and cash flows for the period beginning July 10, 2012 (its inception) to July 31, 2012.  These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above presently fairly, in all material respects, the financial position of Tarheel Billboard, Inc. as of July 31, 2012, and the results of its operation and its cash flows for the period aforementioned in conformity with the U.S. generally accepted accounting principles.

The financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in the note to the financial statements, the Company lacks liquidity and has accumulated losses from operations which raises substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Stan J.H. Lee
___________________
Stan J.H. Lee, CPA
September 5, 2012
Fort Lee, NJ, 07024

Tarheel Billboard Inc
(A Development Stage Company)
Balance Sheet

As of July 31, 2012
ASSETS
Current Assets
Cash	$10,935
Other current assets

Total Current Assets	10,935

TOTAL ASSETS	$10,935

LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities
Officer advances	$-

Total Current Liabilities	-

Total Liabilities	-

Stockholders' Equity (Deficit)
Preferred stock ($0.0001 par value; 10,000,000 authorized no shares issued and outstanding at July 31, 2012)
Common stock, ($0.0001 par value, 100,000,000 shares authorized; 10,597,571 shares issued and outstanding as of July 31, 2012)	1,060
Additional paid-in capital	9,875
Deficit accumulated during development stage	-

Total Stockholders' Equity (Deficit)	10,935

TOTAL LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIT)	$10,935

The accompanying notes are an integral part of these financial statements.

Tarheel Billboard Inc
(A Development Stage Company)
Statements of Operations

	Period from July 10, 2012 (inception) to July 31, 2012	Cumulative from July 10, 2012 (inception) to July 31, 2012
Revenues

Revenues	$-	-

Total Revenues	-	-

Operating Costs
Administrative expenses	-	-
Taxes and licences

Total Operating Costs	-	-

Net Income (Loss)	-	-

Basic earnings per share	$-	-

Weighted average number of common shares outstanding	$5,298,786	5,298,786

The accompanying notes are an integral part of these financial statements.

Tarheel Billboard Inc
(A Development Stage Company)
Statement of Changes in Stockholders' Equity

				Deficit
				Accumulated
		Common	Additional	During
	Common	Stock	Paid-in	Development
	Stock	Amount	Capital	Stage	Total

Balance July 10, 2012 (Inception)	-	$-	$-	$-	$-

Stock issued for cash on 7/12/2012 @.0001	9,600,071.00	$960			$960

Stock issued for cash on 7/13/2012 @.01	171,000.00	$17	$1,693		$1,710

Stock issued for cash on 7/20/2012 @.01	370,500.00	$37	$3,668		$3,705

Stock issued for cash on 7/27/2012 @.01	456,000.00	$46	$4,514		$4,560

Net Income (Loss,), for the period				-	-

Balance, July 31, 2012	10,597,571	1,060	9,875	-	10,935

The accompanying notes are an integral part of these financial statements.

Tarheel Billboard Inc
(A Development Stage Company)
Statements of Cash Flow

	Period from July 10, 2012 (Inception) to July 31, 2012	Cumulative from July 10, 2012 (Inception) to July 31, 2012
CASH FLOWS FROM OPERATING ACTIVITIES

Net income (loss)	$-	-
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Increase in other current asset

Changes in operating assets and liabilities:
Increase (decrease) in accrued expenses	-	-

Net cash provided by (used in) operating activities	-	-

CASH FLOWS FROM INVESTING ACTIVITIES

Net cash provided by (used in) investing activities	-	-

CASH FLOWS FROM FINANCING ACTIVITIES

Increase (decrease) in officer advances
Issuance of common stock	1,060	1,060
Additional paid-in capital	9,875	9,875

Net cash provided by (used in) financing activities	10,935	10,935

Net increase (decrease) in cash	10,935	10,935

Cash at beginning of period	-	-

Cash at end of period	$10,935	10,935

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Cash paid during year for :

Interest	$-	-

Income Taxes	$-	-

The accompanying notes are an integral part of these financial statements.

Tarheel Billboard, Inc
NOTES TO FINANCIAL STATEMENTS
(A Development Stage Company)
July 31, 2012

1. NATURE OF OPERATIONS

Tarheel Billboard, Inc(“The Company”) was incorporated in the State of Nevada on July 10, 2012 to develop itself as a digital LED Billboard company.  The Company is in the development stage with no revenues and a limited operating history.

Going Concern Consideration

These financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and the satisfaction of liabilities in the normal course of business.  The Company has incurred a cumulative net loss of $0 since its inception and requires capital for its contemplated operation and marketing activities to take place.  The Company's ability to raise additional capital through the future issuances of common stock is unknown. The obtainment of additional financing, the successful development of the Company's contemplated plan of operations, and its transition, ultimately, to the attainment of profitable operations are necessary for the Company to continue operations.  The ability to successfully resolve these factors raise substantial doubt about the Company's ability to continue as a going concern.

Future issuances of the Company's equity or debt securities will be required in order for the Company to continue to finance its operations and continue as a going concern. The Company's present revenues are insufficient to meet operating expenses. The financial statements do not include any adjustments that may result from the outcome of these aforementioned uncertainties.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars. The Company’s year-end is June 30.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturity of three months or less to be cash equivalents.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires that management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Foreign Currency Translation

The financial statements are presented in United States dollars. In accordance with ASC 830, “Foreign Currency Matters”, foreign denominated monetary assets and liabilities are translated into their United States dollar equivalents using foreign exchange rates which prevailed at the balance sheet date. Revenue and expenses are translated at average rates of exchange during the year. Gains or losses resulting from foreign currency transactions are included in results of operations.

Development Stage Company

The Company complies with Financial Accounting Standards Codification (“ASC”) 915 and Securities and Exchange Commission Act Guide 7 for its characterization of the Company as development stage enterprise.

Financial Instrument

Fair value measurements are determined based on the assumptions that market participants would use in pricing an asset or liability. ASC 820-10 establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. FASB ASC 820 establishes a fair value hierarchy that prioritizes the use of inputs used in valuation methodologies into the following three levels:

Level 1: Quoted prices (unadjusted) for identical assets or liabilities in active markets. A quoted price in an active market provides the most reliable evidence of fair value and must be used to measure fair value whenever available.

Level 2: Significant other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.

Level 3: Significant unobservable inputs that reflect a reporting entity’s own assumptions about the assumptions that market participants would use in pricing an asset or liability. For example, level 3 inputs would relate to forecasts of future earnings and cash flows used in a discounted future cash flows method.

The recorded amounts of financial instruments, including cash equivalents and accounts payable, approximate their market values as of July 31, 2012.

Income Taxes

The Company follows the accrual method of accounting for income taxes. Under this method, deferred income tax assets and liabilities are recognized for the estimated tax consequences attributable to differences between the financial statement carrying values and their respective income tax basis (temporary differences). The effect on the deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. At July 31, 2012 a full deferred tax asset valuation allowance has been provided and no deferred tax asset has been recorded.

Basic and Diluted Net Income (Loss) per Share

The Company computes net income (loss) per share in accordance with ASC 260, "Earnings per Share" which requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of common shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period including stock options, using the treasury stock method, and convertible preferred stock, using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential common shares if their effect is anti-dilutive.

Recent Accounting Pronouncements

In February 2010, the FASB issued ASU No. 2010-09, which is included in the Codification under ASC 855, SUBSEQUENT EVENTS (“ASC 855”). This update removes the requirement for an SEC filer to disclose the date through which subsequent events have been evaluated and become effective for interim and annual reporting periods beginning January 1, 2010. The adoption of this guidance did not have a material impact on the Company’s financial statements.

In January 2010, the FASB issued ASU No. 2010-06, which is included in the Codification under ASC 820, FAIR VALUE MEASUREMENTS AND DISCLOSURES (“ASC 820”). This update requires the disclosure of transfers between the observable input categories and activity in the unobservable input category for fair value measurements. The guidance also requires disclosures about the inputs and valuation techniques used to measure fair value and become effective for interim and annual reporting periods beginning January 1, 2010. The adoption of this guidance did not have a material impact on the Company’s financial statements.

The Company does not expect the adoption of recently issued accounting pronouncements to have any significant impact on the Company’s results of operations, financial position or cash flow. As new accounting pronouncements are issued, the Company will adopt those that are applicable under the circumstances.

3. RELATED PARTY TRANSACTIONS

The President of the Company provides management and office premises to the Company for no compensation.

4. COMMON SHARES

In July, 2012, the Company authorized the issue of 100,000,000 common shares of the company at par value of $.0001and authorized the issue of 10,000,000 preferred shares at par value of $.0001.

At July 31, 2012 there are total of 10,597,571 common shares of the Company issued and outstanding.

5. INCOME TAXES

The Company follows ASC 740. Deferred income taxes reflect the net effect of (a) temporary difference between carrying amounts of assets and liabilities for financial purposes and the amounts used for income tax reporting purposes, and (b) net operating loss carry-forwards. No net provision for refundable Federal income tax has been made in the accompanying statement of loss because no recoverable taxes were paid previously. Similarly, no deferred tax asset attributable to the net operating loss carry-forward has been recognized, as it is not deemed likely to be realized.

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:
Deferred tax attributed:	$(0)
Net operating loss carryover	(0)
Less change in valuation allowance
Net deferred tax asset	$-0-

At July 31, 2012 , the Company had an unused net operating loss carry-forward approximating $0.

6. SUBSEQUENT EVENTS

In accordance with ASC 855, Subsequent Events, the Company has evaluated subsequent events through January 22, 2013, the date of available issuance of these audited financial statements. During this period, the Company did not have any material recognizable subsequent events.

Tarheel Billboard Inc
(A Development Stage Company)
Balance Sheet (unaudited)

As of October 31, 2012
ASSETS
Current Assets
Cash	$10,935
Other current assets

Total Current Assets	10,935

TOTAL ASSETS	$10,935

LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities
Officer advances	$-

Total Current Liabilities	-

Total Liabilities	-

Stockholders' Equity (Deficit)
Preferred stock ($0.0001 par value; 10,000,000 authorized no shares issued and outstanding at October 31, 2012)
Common stock, ($0.0001 par value, 100,000,000 shares authorized; 10,597,571 shares issued and outstanding as of October 31, 2012)	1,060
Additional paid-in capital	9,875
Deficit accumulated during development stage	-

Total Stockholders' Equity (Deficit)	10,935

TOTAL LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIT)	$10,935

The accompanying notes are an integral part of these financial statements.

Tarheel Billboard Inc
(A Development Stage Company)
Statements of Operations

	Three Month Period ended October 31, 2012	Cumulative from July 10, 2012 (inception) to October 31, 2012
Revenues

Revenues	$-	-

Total Revenues	-	-

Operating Costs
Administrative expenses	-	-
Taxes and licences	-	-

Total Operating Costs	-	-

Net Income (Loss)	-	-

Basic earnings per share	$-	-

Weighted average number of common shares outstanding	$5,298,786	5,298,786

The accompanying notes are an integral part of these financial statements.

Tarheel Billboard Inc
(A Development Stage Company)
Statement of Changes in Stockholders' Equity

				Deficit
				Accumulated
		Common	Additional	During
	Common	Stock	Paid-in	Development
	Stock	Amount	Capital	Stage	Total

Balance July 10, 2012 (Inception)	-	$-	$-	$-	$-

Stock issued for cash on 7/12/2012 @.0001	9,600,071.00	$960	$-	$-	$960

Stock issued for cash on 7/13/2012 @.01	171,000.00	$17	$1,693	$-	$1,710

Stock issued for cash on 7/20/2012 @.01	370,500.00	$37	$3,668	$-	$3,705

Stock issued for cash on 7/27/2012 @.01	456,000.00	$46	$4,514	$-	$4,560

Net Income (Loss,), for the period				-	-

Balance, October 31, 2012	10,597,571	1,060	9,875	-	10,935

The accompanying notes are an integral part of these financial statements.

Tarheel Billboard Inc
(A Development Stage Company)
Statements of Cash Flow

	Three Month Period ended October 31, 2012	Cumulative from July 10, 2012 (Inception) to October 31, 2012
CASH FLOWS FROM OPERATING ACTIVITIES

Net income (loss)	$-	-
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Increase in other current asset	-	-

Changes in operating assets and liabilities:
Increase (decrease) in accrued expenses	-	-

Net cash provided by (used in) operating activities	-	-

CASH FLOWS FROM INVESTING ACTIVITIES

Net cash provided by (used in) investing activities	-	-

CASH FLOWS FROM FINANCING ACTIVITIES

Increase (decrease) in officer advances
Issuance of common stock	-	-
Additional paid-in capital	-	-

Net cash provided by (used in) financing activities

Net increase (decrease) in cash	-	-

Cash at beginning of period	10,935	10,935

Cash at end of period	$10,935	10,935

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Cash paid during year for :
Interest	$-	-

Income Taxes	$-	-

The accompanying notes are an integral part of these financial statements.

Tarheel Billboard, Inc
NOTES TO FINANCIAL STATEMENTS
(A Development Stage Company)
October 31, 2012

1. NATURE OF OPERATIONS

Tarheel Billboard, Inc(“The Company”) was incorporated in the State of Nevada on July 10, 2012 to develop itself as a digital LED Billboard company.  The Company is in the development stage with no revenues and a limited operating history.

Going Concern Consideration

These financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and the satisfaction of liabilities in the normal course of business.  The Company has incurred a cumulative net loss of $0 since its inception and requires capital for its contemplated operation and marketing activities to take place.  The Company's ability to raise additional capital through the future issuances of common stock is unknown. The obtainment of additional financing, the successful development of the Company's contemplated plan of operations, and its transition, ultimately, to the attainment of profitable operations are necessary for the Company to continue operations.  The ability to successfully resolve these factors raise substantial doubt about the Company's ability to continue as a going concern.

Future issuances of the Company's equity or debt securities will be required in order for the Company to continue to finance its operations and continue as a going concern. The Company's present revenues are insufficient to meet operating expenses. The financial statements do not include any adjustments that may result from the outcome of these aforementioned uncertainties.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars. The Company’s year-end is June 30.

Interim Financial Statements

The  financial statements of   Tarheel Billboard, Inc (the “Company”) as of October 31, 2012, the statement of stockholders’ equity as of October 31, 2012, and the statements of operations and cash flows for the three month period ending October 31, 2012 have been presented in an interim basis.

However, in the opinion of management, such information includes all adjustments (consisting only of normal recurring adjustments) which are necessary to properly reflect the financial position of the Company as of October 31, 2012, and the results of operations for the period aforementioned.

Certain information and notes normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted, although management believes that the disclosures are adequate to make the information presented not misleading. Interim period results are not necessarily indicative of the results to be achieved for an entire year. These financial statements should be read in conjunction with the annual financial statements and notes to financial statements.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturity of three months or less to be cash equivalents.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires that management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Foreign Currency Translation

The financial statements are presented in United States dollars. In accordance with ASC 830, “Foreign Currency Matters”, foreign denominated monetary assets and liabilities are translated into their United States dollar equivalents using foreign exchange rates which prevailed at the balance sheet date. Revenue and expenses are translated at average rates of exchange during the year. Gains or losses resulting from foreign currency transactions are included in results of operations.

Development Stage Company

The Company complies with Financial Accounting Standards Codification (“ASC”) 915 and Securities and Exchange Commission Act Guide 7 for its characterization of the Company as development stage enterprise.

Financial Instrument

Fair value measurements are determined based on the assumptions that market participants would use in pricing an asset or liability. ASC 820-10 establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. FASB ASC 820 establishes a fair value hierarchy that prioritizes the use of inputs used in valuation methodologies into the following three levels:

Level 1: Quoted prices (unadjusted) for identical assets or liabilities in active markets. A quoted price in an active market provides the most reliable evidence of fair value and must be used to measure fair value whenever available.

Level 2: Significant other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.

Level 3: Significant unobservable inputs that reflect a reporting entity’s own assumptions about the assumptions that market participants would use in pricing an asset or liability. For example, level 3 inputs would relate to forecasts of future earnings and cash flows used in a discounted future cash flows method.

The recorded amounts of financial instruments, including cash equivalents and accounts payable, approximate their market values as of July 31, 2012.

Income Taxes

The Company follows the accrual method of accounting for income taxes. Under this method, deferred income tax assets and liabilities are recognized for the estimated tax consequences attributable to differences between the financial statement carrying values and their respective income tax basis (temporary differences). The effect on the deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. At July 31, 2012 a full deferred tax asset valuation allowance has been provided and no deferred tax asset has been recorded.

Basic and Diluted Net Income (Loss) per Share

The Company computes net income (loss) per share in accordance with ASC 260, "Earnings per Share" which requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of common shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period including stock options, using the treasury stock method, and convertible preferred stock, using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential common shares if their effect is anti-dilutive.

Recent Accounting Pronouncements

In February 2010, the FASB issued ASU No. 2010-09, which is included in the Codification under ASC 855, SUBSEQUENT EVENTS (“ASC 855”). This update removes the requirement for an SEC filer to disclose the date through which subsequent events have been evaluated and become effective for interim and annual reporting periods beginning January 1, 2010. The adoption of this guidance did not have a material impact on the Company’s financial statements.

In January 2010, the FASB issued ASU No. 2010-06, which is included in the Codification under ASC 820, FAIR VALUE MEASUREMENTS AND DISCLOSURES (“ASC 820”). This update requires the disclosure of transfers between the observable input categories and activity in the unobservable input category for fair value measurements. The guidance also requires disclosures about the inputs and valuation techniques used to measure fair value and become effective for interim and annual reporting periods beginning January 1, 2010. The adoption of this guidance did not have a material impact on the Company’s financial statements.

The Company does not expect the adoption of recently issued accounting pronouncements to have any significant impact on the Company’s results of operations, financial position or cash flow. As new accounting pronouncements are issued, the Company will adopt those that are applicable under the circumstances.

3. RELATED PARTY TRANSACTIONS

The President of the Company provides management and office premises to the Company for no compensation.

4. COMMON SHARES

In July, 2012, the Company authorized the issue of 100,000,000 common shares of the company at par value of $.0001and authorized the issue of 10,000,000 preferred shares at par value of $.0001.

At October 31, 2012 there are total of 10,597,571 common shares of the Company issued and outstanding.

5. INCOME TAXES

The Company follows ASC 740. Deferred income taxes reflect the net effect of (a) temporary difference between carrying amounts of assets and liabilities for financial purposes and the amounts used for income tax reporting purposes, and (b) net operating loss carry-forwards. No net provision for refundable Federal income tax has been made in the accompanying statement of loss because no recoverable taxes were paid previously. Similarly, no deferred tax asset attributable to the net operating loss carry-forward has been recognized, as it is not deemed likely to be realized.

Deferred tax attributed:	$(0)
Net operating loss carryover	(0)
Less change in valuation allowance
Net deferred tax asset	$-0-

At October 31, 2012 , the Company had an unused net operating loss carry-forward approximating $0.

6. SUBSEQUENT EVENTS

In accordance with ASC 855, Subsequent Events, the Company has evaluated subsequent events through January 22, 2013, the date of available issuance of these audited financial statements. During this period, the Company did not have any material recognizable subsequent events.

Prospectus
_______________________

Tarheel Billboard, Inc.
933 Poindexter Drive
Charlotte, NC 28209
907-953-2000 Telephone

Until, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution*

The following table sets forth all estimated costs and expenses, other than underwriting discounts, commissions and expense allowances, payable by the issuer in connection with the maximum offering for the securities included in this registration statement:

Amount

SEC registration fee	$11.87
Blue Sky fees and expenses	500.00
Legal fees and expenses	5,000.00
Accounting fees and expenses	5,000.00
Total	$10,511.87

Item 14.  Indemnification of Directors and Officers.

Our officers and directors are indemnified as provided by the Nevada Statutes and our Bylaws.

Under the governing Nevada statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation. Our articles of incorporation do not contain any limiting language regarding director immunity from liability. Excepted from this immunity are:

1.	A willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

2.	A violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

3.	A transaction from which the director derived an improper personal profit; and

4.	Willful misconduct .

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

1.	Such indemnification is expressly required to be made by law;

2.	The proceeding was authorized by our Board of Directors;

3.	Such indemnification is provided by us, in our sole discretion, pursuant to the powers vested in us under Nevada law; or;

4.	Such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer of the Company, except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.

Item 15.  Recent Sales of Unregistered Securities.

The following sets forth information relating to all previous sales of common stock by the Registrant which sales were not registered under the Securities Act of 1933.

Additionally, 997,499 shares were issued to various persons for consideration totaling $9,975 in reliance on the exemption under Rule 506 of Regulation D of the Securities Act of 1933 and in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”). These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the shareholder had the necessary investment intent as required by Section 4(2) since she agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

All investors received a Private Placement Memorandum dated November 1, 2010. All investors had a previous existing relationship with the issuer, were apprised of all the risks, and provided a completed subscription agreement.

Tarheel Billboard Shareholder	Shares of Common Stock Owned Prior to Offering	Shares of Common Stock Owned After Offering

Amanda Duckworth	28,500	0
Andrew R Mullican	28,500	0
David G Galloway	28,500	0
David Temple (6)	211,950	0
Dayna Critz	28,500	0
Diane Keller	28,500	0
Edward A Reule	28,500	0
G9 Holdings, LLC (1) (6)	264,973	0
George Critz	28,500	0
GW Grace, LLC (2) (6)	264,973	0
J Stephen Keller	28,500	0
Jacob C Keller Sr	28,500	0
James D Neely	28,500	0
Joan Beaulieu	28,500	0
John S Lewis	28,500	0
Joseph McMurry	28,500	0
Katy Kapas	28,500	0
Kelly H Young	28,500	0
Kotaya Griffin	28,500	0
Leigh Ann Neely	28,500	0
Lisa McMurry	28,500	0
Marion Palmer	28,500	0
Medallion Construction Group, LLC (3) (6)	4,239,000	0
Michael Kapas	28,500	0
Michael Olsson	28,500	0
Michaela W Conner	28,500	0
Nicole McCarthan	28,500	0
Paige M Lewis	28,500	0
Pamela A Mullican	28,500	0
Patricia Duckworth	28,500	0
Reid D Smith	28,500	0
Richard Beaulieu	28,500	0
Robert J. Palmer	28,500	0
Sandra S Smith	28,500	0
Sara Duckworth	28,500	0
Sara E. Palmer	28,500	0
Strategic Financial Services (4) (6)	4,239,000	0
Thomas D Young	28,500	0
Tim Helms	28,500	0
William S Conner	28,500	0
Winchester Investments, LLC (5) (7)	380,175	0

(1)	Teresa Garvin is the Manager of G9 Holdings, LLC
(2)	Forrest Garvin is the Manager of GW Grace, LLC
(3)	James Duckworth is the Manager of Medallion Construction Group, LLC
(4)	Waterview Family Conservation Irrevocable Trust is the Manager of Strategic Financial Services
(5)	Dave Utley is the Manager of Winchester Investments, LLC
(6)	The indicated shareholders received shares in consideration for consulting services in development of the business plan
(7)	Winchester Investments, LLC received shares in consideration for ongoing services related to our website and brining us public

The purchasers listed above represented their intentions to acquire the securities for investment only and not with a view toward distribution. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved.

Item 16.  Exhibits Index.

The listed exhibits are filed with this Registration Statement:

Number	Exhibit Name

3.1	Certificate of Incorporation
3.2	By-Laws
4.1	Specimen Stock Certificate
5.1	Opinion of Jillian Ivey Sidoti, Esq. regarding legality
23.1	Consent of Stan J.H. Lee

All other Exhibits called for by Rule 601 of Regulation S-B are not applicable to this filing. Information pertaining to our common stock is contained in our Certificate of Incorporation and By-Laws.

Item 17.  Undertakings.

The undersigned registrant undertakes:

The undersigned registrant undertakes:

(1) To file, during any period in which offer or sales are being made, a post-effective amendment to this registration statement:

I. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

II. To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post -effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to  if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

III. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to the information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on our behalf by the undersigned, in the City of  Charlotte, NC, on  January 22, 2013.

Tarheel Billboard, Inc.

/s/ David Temple
David Temple,
President and Chief Executive Officer,

In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURE	TITLE	DATE

/s/ David Temple	President, Treasurer and Director (Principal Executive, Financial and Accounting Officer)	January 22, 2013.
David Temple

/s/ David Temple	Vice President and Secretary	January 22, 2013.
David Temple

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

EXHIBITS

TO

REGISTRATION STATEMENT

ON FORM S-1

UNDER

THE SECURITIES ACT OF 1933

TARHEEL BILLBOARD, INC.

INDEX TO EXHIBITS

SEC REFERENCE NUMBER	TITLE OF DOCUMENT	LOCATION

3.1	Certificate of Incorporation	Previously filed

3.2	By-Laws	Previously filed

4.1	Stock Certificate Specimen	Previously filed

5.1	Opinion of Jillian Ivey Sidoti, Esq. regarding legality	Previously filed

23.1	Consent of Stan J.H. Lee	Filed herewith